Exhibit 10.16

Radian Group Inc. Savings Incentive Plan

Amended and Restated Effective January 1, 2008

Amendment No. 2

WHEREAS, Radian Group Inc. (the “Company”) maintains the Radian Group Inc. Savings Incentive Plan (the “Plan”) as restated in its entirety effective January 1, 2008 and as amended by Amendment No. 1 for the benefit of its eligible employees and the eligible employees of the Participating Companies; and

WHEREAS, the Company, pursuant to the provisions of Section 11.1(a) of the Plan, has the ability to amend the Plan by action of the Board of Directors, the Compensation and Human Resources Committee or an authorized executive officer; and

WHEREAS, the Company desires to amend the Plan as necessary to: (i) comply with recent legislation including the Heroes Earnings Assistance and Relief Tax Act of 2008 and the Worker, Retiree, and Employer Recovery Act of 2008; (ii) add a Roth contribution feature to the Plan; (iii) provide that matching contributions made in cash will be invested according to the participant’s investment election for future contributions; (iv) provide that the plan administrator shall be a committee appointed by the Board of Directors; (v) provide that the amendment authority currently delegated to each executive officer shall instead be delegated to the plan administrator; and (vi) make certain clarifying changes.

NOW, THEREFORE, the Plan is hereby amended in the following respects, effective as of the date indicated:

1.	Effective January 1, 2011, Section 1.1 (“Account”) is amended by re-numbering subsections 1.1(c) through 1.1(f) as subsections 1.1(e) through 1.1(h) thereof, respectively, and by adding the following new subsections 1.1(c) and 1.1(d) to read as follows:

“(c)	‘Roth Contribution Account’ – Effective January 1, 2011, the Account to which are credited a Participant’s Roth Contributions and adjustments related thereto.

(d)	‘Roth Rollover Contribution Account’ – the Account to which are credited a Participant’s Roth Rollover Contributions and adjustments related thereto.”

2.	Effective January 1, 2011, Section 1.31 (“Rollover Contributions”) is amended in its entirety to read as follows:

“‘Rollover Contributions and Roth Rollover Contributions’ means, for any Eligible Employee, his rollover contributions as provided in Section 3.6.”

3.	Effective January 1, 2011, by re-numbering Sections 1.32 through 1.41 as Sections 1.33 through 1.42 respectively, and by adding new Section 1.32 to read as follows:

“1.32	‘Roth Contributions’ means, for any Participant, elective deferrals designated irrevocably by the Participant at the time of the cash or deferred election as Roth Contributions that are being made in lieu of all or a portion of the Salary Reduction Contributions otherwise eligible to be made by the Participating Company on behalf of the Participant under Section 3.1 of the Plan. Such contributions shall be treated by the Company as includible in the Participant’s gross income at the time the Participant would have received that amount in cash if the Participant had not made an election to defer such amount. Unless specifically provided otherwise, Roth Contributions shall be treated as Salary Reduction Contributions for all purposes under the Plan.”

4.	Effective January 1, 2011, Subsection 2.4(c) is amended in its entirety to read as follows:

“(c)	his Matching Contribution Account, Discretionary Contribution Account, Salary Reduction Contribution Account, and Roth Contribution Account shall not receive any contribution allocations under Sections 3.1 and 3.3,”

5.	Section 2.5 (“Reemployment after Military Service”) is amended by adding the following new paragraphs to the end thereof to read as follows:

“For Plan contributions under Article III (to the extent applicable), the Plan will treat an individual who dies or incurs a Total Disability on or after January 1, 2010 while performing qualified military service (as defined in Section 414(u)(5) of the Code) with respect to a Participating Company as if the individual had resumed employment in accordance with the individual’s reemployment rights under USERRA, on the day preceding death or Total Disability and terminated employment on the actual date of death or Total Disability.

The Plan will determine the amount of Salary Reduction Contributions and/or, effective January 1, 2011, Roth Contributions of an individual treated as reemployed under this Section for purposes of applying Section 414(u)(8)(C) of the Code on the basis of the individual’s average actual Salary Reduction Contributions and/or Roth Contributions for the lesser of: (i) the 12-month period of service with the Participating Company immediately prior to qualified military service; or (ii) if service with the Participating Company is less than such 12-month period, the actual length of continuous service with the Participating Company.

An individual receiving a differential wage payment paid after December 31, 2008, as defined by Section 3401(h)(2) of the Code, is treated as an Employee of the Company (or Affiliated Company) making the payment. Furthermore, the differential wage payment is treated as Compensation and 415 Compensation, and the Plan is not treated as failing to meet the requirements of any provision described in Section 414(u)(l)(C) of the Code by reason of any contribution or benefit which is based on the differential wage payment (provided the nondiscrimination requirements of Section 414(u)(12)(C) are satisfied).

Notwithstanding the above paragraph, for purposes of Section 401(k)(2)(B)(i)(I), an individual is treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Section 3401(h)(2)(A) of the Code. If an individual elects, in accordance with this paragraph, to receive a distribution by reason of severance from employment, death or disability, the individual may not make Salary Reduction Contributions and/or Roth Contributions during the 6-month period beginning on the date of the distribution.”

6.	Effective January 1, 2011, the title of Section 3.1 shall be amended to read “Salary Reduction Contributions and Roth Contributions” and the first sentence of the first paragraph of Section 3.1(a) shall be amended in its entirety to read as follows:

“In order to authorize Salary Reduction Contributions or Roth Contributions to be made on his behalf to his Salary Reduction Contribution Account or Roth Contribution Account, a Participant shall execute a salary reduction agreement indicating the percentage (in any whole increment) by which his Compensation shall be reduced on account of such Salary Reduction Contributions and/or Roth Contributions, or take such other action at such time and in such form (including without limitation, telephonic and electronic transmission, utilization of voice response systems and computer entry) as the Plan Administrator shall prescribe.”

7.	Effective January 1, 2011, the first sentence of Subsection 3.1(c) is amended in its entirety to read as follows:

“Salary Reduction Contributions and Roth Contributions made on behalf of a Participant for any calendar year shall not exceed $10,500 (as adjusted in accordance with Section 402(g) of the Code and regulations thereunder).”

8.	Effective January 1, 2011, Subparagraph 3.1(c)(2) is amended in its entirety to read as follows:

“(2)	after application of Subparagraph (1), the excess Salary Reduction Contributions and/or Roth Contributions (with earnings thereon, but reduced by any amounts previously distributed) shall be paid to the Participant on or before the April 15 first following the calendar year in which such excess Salary Reduction Contributions and/or Roth Contributions were made. If the Participant has made both Salary Reduction Contributions and Roth Contributions, the Participant shall be deemed to have elected a return of Roth Contributions first and Salary Reduction Contributions second, to the extent necessary to meet the dollar limitations specified in this Section 3.1(c). Investment earnings on excess Salary Reduction Contributions and/or Roth Contributions shall be determined pursuant to IRS Treas. Reg. Section 1.402(g)-1(e)(5). For the 2007 Plan Year, such earnings shall include the allocation of investment earnings for the period subsequent to the end of the Plan Year and prior to distribution of such excess Salary Reduction Contributions (“gap period earnings”). Effective with the 2008 Plan Year, such earnings shall not reflect these ‘gap period earnings’.”

9.	Effective January 1, 2011, the first sentence of Subsection 3.1(f) (“Catch-up Contributions”) is amended in its entirety to read as follows:

“Effective October 1, 2002, each Participant who is eligible to make Salary Reduction Contributions and, effective January 1, 2011, Roth Contributions and who has attained age 50 before the close of a Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code.”

10.	Effective January 1, 2008, Subsection 3.3(a) is amended by replacing “Section 3.8” with “Section 3.5”.

11.	Effective January 1, 2011, Subsection 3.3(a) (“Matching Contributions”) is amended to add “and/or Roth Contributions” immediately after references to “Salary Reduction Contributions”.

12.	Effective November 10, 2010, Subsection 3.3(e) is amended by adding a new sentence immediately after the first sentence, to read as follows:

“Effective November 10, 2010, the Plan Administrator shall determine the form in which Matching Contributions shall be made.”

13.	Effective January 1, 2011, the last paragraph of Subsection 3.5(a) is amended to add “and/or Roth Contributions” immediately after the reference to “Salary Reduction Contributions”.

14.	Effective January 1, 2011, Subsection 3.6(c) shall be amended in its entirety to read as follows:

“The distributions transferred by a Participant or an Eligible Employee from another qualified retirement plan or from an individual retirement account shall be credited to the Participant’s or Eligible Employee’s Rollover Account (or, effective January 1, 2011, for applicable distributions from another qualified retirement plan, the Participant’s Roth Rollover Contribution Account). A Participant or Eligible Employee shall be fully vested at all times in his Rollover Account and Roth Rollover Contribution Account.”

15.	Effective January 1, 2011, Section 3.6 (“Rollover Contributions”) is amended by renumbering Subsection 3.6(e) as 3.6(f) and adding new Subsection 3.6(e) to read as follows:

“Notwithstanding any provisions of the Plan to the contrary, effective January 1, 2011, the Plan will accept a rollover contribution to the Roth Rollover Contribution Account (but only if it is a direct rollover from a Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(l) of the Code and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code).”

16.	Effective January 1, 2011, Subsection 5.1(a) is amended in its entirety to read as follows:

“(a)	A Participant shall have a 100% nonforfeitable interest at all times in his Salary Reduction Contribution Account, Roth Contribution Account, Transition Credit Contributions Account, Rollover Contribution Account, Roth Rollover Contribution Account and Voluntary Savings Account.”

17.	Effective January 1, 2011, the first sentence of Subsection 5.1(c) is amended to add “and/or Roth Contributions” immediately after the reference to “Salary Reduction Contributions”.

18.	Effective January 1, 2011, the first sentence of Subsection 5.4(e) is amended to add “and/or Roth Contributions” immediately after the reference to “Salary Reduction Contributions”. Additionally, the second sentence of Subsection 5.4(e) is amended to add “or Roth Contribution Account” immediately after the reference to “Salary Reduction Contribution Account”.

19.	Effective January 1, 2011, Subsection 5.4(f) is amended to add “or Roth Contribution Account” immediately after the reference to “Salary Reduction Contribution Account”.

20.	Effective January 1, 2007, Section 6.5 (“Death”) is amended by adding the following new paragraph to the end thereof to read as follows:

“In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Section 414(u) of the Code), the Participant’s Beneficiary shall be entitled to any benefits that would have been provided under the Plan as if the Participant had resumed and then terminated employment on account of death, in accordance with the Heroes Earnings Assistance and Relief Tax Act of 2008.”

21.	Effective January 1, 2011, subparagraph 6.12(a)(ii) is amended by adding anew sentence to the end thereof to read as follows:

“With respect to any portion of a distribution attributable to an individual’s Roth Contribution Account or Roth Rollover Contribution Account, an Eligible Retirement Plan means another designated Roth account of the individual from whose Account the distribution was made or a Roth IRA (described in Section 408A of the Code) of such individual.”

22.	Effective January 1, 2011, Subsection 7.1(c) is amended to add “and/or Roth Rollover Contribution Account” immediately after the reference to “Rollover Contribution Account”.

23.	Effective January 1, 2011, the first sentence of Subsection 7.2(a) is amended by adding “Roth Contribution Account,” after the reference to “Salary Reduction Contribution Account,” and by replacing the phrase “or Rollover Contribution Account” with “, Rollover Contribution Account or Roth Rollover Contribution Account”.

24.	Effective January 1, 2011, subparagraph 7.2(d)(3) is amended by adding the phrase “or Roth Contributions” immediately after the reference to “Salary Reduction Contributions”.

25.	Subparagraph 7.2(d)(4) and Subsection 7.2(e) are deleted in their entirety.

26.	Effective January 1, 2011, the last clause of Subsection 7.6(a) that reads “; and fifth from the Salary Reduction Contribution Account.” shall be replaced by the following language:

“; fifth from the Salary Reduction Contribution Account, if any; sixth from the Roth Contribution Account, if any; and seventh from the Roth Rollover Contribution Account.”

27.	Effective January 1, 2011, the last clause of Subsection 7.6(b) that reads “; and fourth from the Salary Reduction Contribution Account.” shall be replaced by the following language:

“; fourth from the Salary Reduction Contribution Account, if any; fifth from the Roth Contribution Account, if any; and sixth from the Roth Rollover Contribution Account.”

28.	Effective January 1, 2010, Article VII is amended by adding a new Section 7.8 to the end thereof to read as follows:

“7.8	Qualified Reservist Distributions. Effective January 1, 2010, a Participant shall be permitted to elect a Qualified Reservist Distribution. A “Qualified Reservist Distribution” is any distribution to a Participant who is ordered or called to active duty after September 11, 2001, if: (i) the distribution is from the Participant’s Salary Reduction Contributions Account and/or Roth Contributions Account; (ii) the individual was (by reason of being a member of a reserve component, as defined in Section 101 of Title 37, United States Code) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and (iii) the Plan makes the distribution during the period beginning on the date of such order or call, and ending at the close of the active duty period.”

29.	Effective January 1, 2011, sub-paragraphs 8.3(a)(3) through 8.3(a)(5) are amended to read as follows, and new sub-paragraphs 8.3(a)(6) and 8.3(a)(7) are added to read as follows:

“(3)	the Roth Contribution Account,

(4)	the Rollover Contribution Account,

(5)	the Roth Rollover Contribution Account,

(6)	the Matching Contribution Account,
(7)	the Transition Credit Contribution Account and the Discretionary Contribution Account.”

30.	Effective November 10, 2010, Sections 9.1, 9.2 and 9.3 are amended to read as follows:

“9.1	Plan Administrator. The Plan Administrator appointed by the Company pursuant to Section 9.2 shall be the plan administrator for purposes of ERISA.

9.2	Appointment. The Plan Administrator shall be a committee appointed by the Board of Directors.

9.3	Term and Compensation. Each member of the committee appointed pursuant to Section 9.2 shall serve until his resignation or dismissal by the Board of Directors. Vacancies shall be filled in the same manner as the original appointments. To resign, a member of the committee shall give written notice, which resignation shall be effective on the earliest of (a) the appointment of his successor, (b) the resignation date specified in such notice, (c) the passing of thirty (30) days after such notice is mailed or personally delivered to the Company, or (d) in the case of a committee member who is an Employee, such member’s termination of employment with the Company and all Affiliated Companies. Each member of the committee which serves as the Plan Administrator who is an Employee shall serve as such without compensation.”

31.	Effective November 10, 2010, Section 9.14 is amended to read as follows:

“9.14	Self-interest. No member of the Plan Administrator committee shall have any right to vote or decide upon any matter related directly or indirectly to him or any right of his to claim any benefit under the Plan (as opposed to matters relating to Plan Participants in general). In any case in which a committee member is so disqualified to act, and the remaining members cannot agree, the Board of Directors shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.”

32.	Effective January 1, 2011, Subsection 10.5(a) is amended to read as follows:

“The Trustee shall invest Salary Reduction Contribution Accounts, Roth Contribution Accounts, Voluntary Savings Accounts, Matching Contribution Accounts, Discretionary Contribution Accounts, Transition Credit Contribution Accounts, Rollover Contribution Accounts and Roth Rollover Contribution Accounts paid to it and income thereon in such Investment Media as each Participant may select from among the Investment Media established by the Plan Administrator, subject to the provisions of Section 10.5(c). The Investment Media established by the Plan Administrator shall include Company Stock. Such investments acquired in the manner prescribed by the Plan shall be held by or for the Trustee.”

33.	Effective January 1, 2011, Subsection 10.5(c) is amended to read as follows:

“(c)

Matching Contributions contributed to the Plan before 2011 and Matching Contributions made in Company Stock shall be invested in Company Stock until such time as the Participant may transfer all or a portion of Company Stock to one or more Investment Media in accordance with rules prescribed by the Plan

Administrator. Matching Contributions contributed to the Plan after 2010 in cash shall be invested in each Investment Medium selected by the Participant (or the default Investment Medium deemed to have been selected by the Participant), in accordance with rules prescribed by the Plan Administrator. Effective January 1, 2007, a Participant will have an immediate right to transfer all or any portion of any Company Stock investments (including any pre-existing Company Stock investments) to another Investment Medium.”

34.	Effective January 1, 2011, Section 10.7 is amended to read as follows:

“10.7	Qualifying Employer Securities. The Trustee shall be empowered to acquire and hold Company Stock in an amount sufficient to invest (a) any Matching Contributions made before 2011, (b) any Matching Contributions contributed to the Plan in Company Stock after 2010, and (c) any amounts for which a Participant has elected Company Stock as the Investment Medium.”

35.	Effective November 10, 2010, the words “Compensation & Benefits Committee of the Company” in the second and third sentences of Subsection 11.1(a) is amended to read as follows:

“Compensation and Human Resources Committee of the Company.”

36.	Effective November 10, 2010, the fourth sentence of Subsection 11.1(a) is amended to read as follows:

“In addition, the Plan Administrator (effective November 10, 2010) or an executive officer (effective prior to November 10, 2010) shall have the authority and discretion to adopt any amendment to the Plan that is legally necessary, improves clarity, promotes administrative convenience or is non-material.”

37.	Effective January 1, 2010, Section 14.2 (“Time and Manner of Distribution”) is amended by adding a new Subsection 14.2(d) thereof to read as follows:

“(d)	Notwithstanding the foregoing, any distributions required to be made in accordance with this Article XIV with respect to the 2009 Plan Year (including distributions due for the 2009 Plan Year that would be required to be paid by April 1, 2010) will, in accordance with Section 401(a)(9)(H) of the Code and IRS Notice 2009-82, not be made absent an election by the Participant to receive such distribution.”

IN WITNESS WHEREOF, Radian Group Inc. has caused this Amendment No. 2 to be executed by its duly authorized party on this 23rd day of November, 2010.

Radian Group Inc.

By:	/s/ Sue Boylan

Title:	SVP, Chief HR Officer